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              FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER

    THIS FIRST AMENDMENT ("FIRST AMENDMENT"), dated as of December 1, 1996, by and among Armor All Products Corporation, a Delaware corporation (the "COMPANY"), The Clorox Company, a Delaware corporation ("PURCHASER"), and Shield Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Purchaser ("SUB").

                                    RECITALS

    A. The Company, Purchaser and Sub have entered into an Agreement and Plan of Merger dated as of November 26, 1996 (the "MERGER AGREEMENT").

    B. Purchaser, Sub and McKesson Corporation, a Delaware corporation and, as of the date hereof, the record and beneficial owner of approximately 54.4% of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the "STOCKHOLDER") have entered into a Stockholder Agreement dated as of November 26, 1996 (the "STOCKHOLDER AGREEMENT").

    C. The Company, Purchaser and Sub have agreed to amend the Merger Agreement as set forth below.

    NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. DEFINITIONS. Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to such terms in the Merger Agreement.

    2. CERTAIN ARRANGEMENTS. Section 6.11 of the Merger Agreement shall be deleted and replaced in its entirety as follows:

        Section 6.11 CERTAIN AGREEMENTS. At or prior to the Effective Time, the Company shall cause that certain Services Agreement, dated as of July 1, 1986 between the Company and Stockholder, as amended through April 1, 1996 (the "SERVICES AGREEMENT"), to be amended in the manner set forth in Section 8(f) of the Stockholder Agreement; PROVIDED, HOWEVER, that all monies held by Stockholder pursuant to the cash management program shall be remitted to the Company at the Effective Time; PROVIDED, FURTHER, that nothing in this provision shall impact or cause the termination of that certain Tax Allocation Agreement, dated as of July 1, 1986 between the Company and Stockholder.

    3.  MISCELLANEOUS.

    (a) The headings contained in this First Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this First Amendment.

    (b) This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

    (c) This First Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

    (d) Except as specifically provided herein, the Merger Agreement shall remain in full force and effect. In the event of any inconsistency between the provisions of this First Amendment and any provision of the Merger Agreement, the terms and provisions of this First Amendment shall govern and control.
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    IN WITNESS WHEREOF, the Company, Purchaser and Sub have caused this First
Amendment to be duly executed and delivered as of the date first written above.

                                          ARMOR ALL PRODUCTS CORPORATION

                                          By /s/ KENNETH M. EVANS
                                            ------------------------------------
                                            Name: Kenneth M. Evans
                                            Title: President and Chief Executive
                                          Officer

                                          THE CLOROX COMPANY

                                          By /s/ KAREN M. ROSE
                                            ------------------------------------
                                            Name: Karen M. Rose
                                            Title: Vice President--Treasurer

                                          SHIELD ACQUISITION CORPORATION

                                          By /s/ KAREN M. ROSE
                                            ------------------------------------
                                            Name: Karen M. Rose
                                            Title: Treasurer